SEC FILE NO: 333-124304

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            AMENDMENT 1
                                FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MILK BOTTLE CARDS INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Nevada                  2771		    20-1904354
 ---------------------------  ---------------     -------------
(State or other jurisdiction (Primary Standard   (IRS Employer
    of incorporation or          Industrial      Identification No.)
      organization)            Classification
                                Code Number)


  		          127 East 18th Ave., Vancouver
	  	       British Columbia, Canada, V5V 1E4
		    	     Telephone 604 733 6194
			         Fax 604 733 6195
   ----------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Michael M. Kessler, Esq.
                         Lewis, Kessler & Kelsch
                        3406 American River Drive
                       Sacramento, California  95864
                        Telephone: (916) 239-4000
                           Fax: (916) 239-4008
  --------------------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.


                  CALCULATION OF REGISTRATION FEE
                  -------------------------------
                               Proposed     Proposed
                               Offering     Maximum       Amount of
Title of          Amount       Price        Aggregate     Registration
each Class        to be        per Share    Offering      Fee (1)
of Securities     Registered   (4)          Amount
to be
Registered(2)(3)
-----------------------------------------------------------------------
Common Stock     1,000,000     $ .025       $25,000       $   3.17
-----------------------------------------------------------------------

(1) The registration fee has been paid via Fedwire in connection with this registration.

(2) We intend to offer, on a best efforts basis, 1,000,000 shares of our common stock (the "Shares"). In the event we do not raise the proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

(3) This is an initial offering and no current trading market exists for our common stock. The average price paid for the currently issued and outstanding common stock was $.005 per share.

 (4) The shares of Common Stock will be offered at a fixed price of $.025 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

                               PROSPECTUS

                           Milk Bottle Cards Inc.
                  1,000,000 shares of common stock (Offering)
                              $.025 Per Share

This is the initial offering of common stock of Milk Bottle Cards Inc. and no public market currently exists for these shares. Milk Bottle Cards Inc. is offering for sale 1,000,000 shares of its common stock on a "self-underwritten" basis, which means our officers and directors will attempt to sell the shares. The shares will be offered at a fixed price of $.025 per share for a period of 180 days from the date of this prospectus, and may be extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased by an individual purchaser. This is an "all-or-nothing" offering, which means that we will have to sell all of the shares before we can use any of the proceeds. In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all funds raised will be returned promptly to subscribers without deductions or interest.

Milk Bottle Cards Inc. is a development stage, start up company, and any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE "RISK FACTORS" SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.
------------------------------------------------------------------------
                            Public     Underwriting   Proceeds to Us
                            Offering   or Sales       After Completion
                            Price      Commissions    of the Offering (2)
------------------------------------------------------------------------
Common Stock (1)
Total Offering     	     $.025           0        $    25,000
------------------------------------------------------------------------
(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our shares will ever develop.

(2) The proceeds to us are shown before deduction for legal, accounting, printing, and other expenses, estimated at $6,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated          , 2005

                            TABLE OF CONTENTS

                                                             Page  No.
SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . .  . . . . . . 5
RISK FACTORS . . . . . . . . . . . . . . . . . . . . .  . . . . . . 6
RISKS ASSOCIATED WITH OUR COMPANY. . . . . . . . . . .. . . . . . . 6
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . .. . . . . . .9
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . .  . . . . . .10
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . .  . . . . . .11
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . .  . . . . . .11
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . .  . . . . . .12
     Terms of the Offering . . . . . . . . . . . . . .  . . . . . .13
     Procedure for Subscribing . . . . . . . . . . . .  . . . . . .13
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .. . . . . . 13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . . 13
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . .  . . .15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . 15
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .. . .16
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .. . .17
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . .  18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . 24
     Proposed Milestones to Implement Business Operations . . . . .25
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . 26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . 26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . 27
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . 29
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .. . . . . 30
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . 30



                DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          MILK BOTTLE CARDS INC.
		      127 East 18th Ave., Vancouver
		    British Columbia, Canada, V5V 1E4

                          SUMMARY OF PROSPECTUS
                          =====================

General Information about Our Company
-------------------------------------
Milk Bottle Cards Inc. was incorporated in the State of Nevada on November 19, 2004. We were formed to develop and sell greeting cards. We have not generated any revenues to date; we have been issued a "substantial doubt" going concern opinion from our auditors; and our only asset is our cash in the bank, consisting of $9,841, the balance of cash generated from the issuance of shares to our founders.

We are planning to develop and sell a collection of greeting cards and if the initial collection is successful and when revenues are sufficient to support expansion, we will expand the collection of cards.

Our administrative offices are located at 127 East 18th Ave., Vancouver, British Columbia, Canada, V5V 1E4. This is the home of our President and sole director, Nicole Milkovich and the office is provided to us rent free. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is January 31.

The Offering
------------
Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered             1,000,000 shares of common stock, par
                                     value $.001.

Offering Price per Share             $.025

Offering Period                      The shares are being offered for a
                                     period not to exceed 180 days,
                                     unless extended by our Board of
                                     Directors for an additional 90 days.

                                     In the event we do not raise the
                                     proceeds before the expiration date
                                     of the offering, all funds raised
                                     will be returned promptly to the
                                     subscribers without deductions or
                                     interest.

Net Proceeds to Our Company          $ 19,000

Use of Proceeds                      We intend to use the proceeds to
                                     pay for offering expenses and to
                                     generally implement our business
                                     operations.
Number of Shares
Outstanding Before
the Offering:                        2,000,000

Number of Shares
Outstanding
After the Offering:                  3,000,000


Our officers, directors, control persons and affiliates will not purchase any shares in this offering.


                            RISK  FACTORS
                            =============
An investment in these securities involves an exceptionally high degree
Of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
==================================

1. Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.
-------------------------------------------------------------------------
Our company was incorporated in November 2004; we have just recently commenced the development of the initial greeting card collection; we have not yet realized any revenues; and have an accumulated deficit of $6,034 since inception. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive greeting card industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain customers for our greeting cards, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

2. We are totally dependent on the proceeds from this offering to implement our proposed business plans. We do not have any other sources of funding and may be unable to find any such funding, if and when needed, which could severely limit any possible revenues and result in a failure of our business and a total loss of your investment.
-----------------------------------------------------------------------
We are planning to use the proceeds of this offering to complete the design and production of our initial greeting card line. Other than the shares offered by this prospectus, no other source of capital has been identified or sought. Assuming we will sell all of the shares and close this offering, we will receive the total proceeds of $25,000, less offering expenses of $6,000, leaving us with a total of $19,000. In addition to the approximately $9,000 cash we currently have in the bank, we will have a total of approximately $28,000 in cash. We expect to spend approximately $19,000 to implement our business plans and develop our initial collection of cards. This initial greeting card collection will consist of both printed and hand painted cards. We believe we will have funds sufficient to initially develop three unique printed cards in each of the following categories: Birthday, Anniversary, Wedding and Get Well. We also intend to develop three unique hand painted cards, reflecting spring and summer colors. The initial collection will consist of 540 cards: 15 unique designs (12 printed and 3 hand painted) with 36 cards available for sale in each design. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans. There can be no assurance that we will be able to raise additional funding, if we do not generate sufficient revenues, to later develop and sell a more expansive collection of greeting cards.
Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

3. Since our success depends upon the efforts of Nicole Milkovich, the key member of our management, our failure to retain Nicole Milkovich will negatively affect our business, operating results and financial results.
 In addition, if we are successful in developing and selling our initial card collection, we may need to hire additional employees in order to expand and sell additional cards. If these employees are not available to us, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.
---------------------------------------------------------------------
Our business is greatly dependent on the efforts of our President, Nicole Milkovich. We have no full time employees and only two part-time employees, Nicole Milkovich an officer and director and Carlos
Bolbrugge, an officer, neither of whom are compensated for their services. Our success will also depend in large part upon our ability to attract, develop, motivate and retain highly skilled artistic and technical employees in order to expand our card collection from the initial line. Competition for qualified personnel in this industry is intense and we may not be able to hire or retain qualified personnel, if and when needed. We have not yet had any difficulties in hiring, as we don't expect to seek employees until we have established our initial card collection and seek to expand. As such, we are unaware of any characteristics of our company that may not be attractive to potential recruits. We have not entered into a management agreement with Nicole Milkovich and the loss of her services could have a negative impact on our business operations, operating results and possible revenues.

4. Our officers and director have conflicts of interest in that they have other activities that will prevent them from devoting full-time to our operations, which may slow our operations and as a result may reduce our financial results.
-------------------------------------------------------------------------
Our officers and director have conflicts of interest in that they have other activities that will prevent them from devoting full-time to our operations. Nicole Milkovich, our President, Secretary, Chief Financial Officer and sole Director is a full-time graphic designer for Nick Milkovich Architects and takes on various graphic design independent contracts, as well. Ms. Milkovich devotes approximately 20 hours per week to our operations. Carlos Bolbrugge, our Vice President of Design, is a full-time independent graphic designer in the film industry and devotes approximately 10 hours per week to our operations. These other activities performed by our officers and sole director will not directly compete with our proposed operations; however, the limited number of hours Ms. Milkovich and Mr. Bolbrugge have to devote to our business activities may negatively affect our operations and reduce or limit our potential revenues and financial results.

5. The greeting card industry is highly competitive and if our collection of cards are not well received and/or successful, we may be unable to generate revenues, which could result in a total loss of your investment.
-------------------------------------------------------------------------
The greeting card industry is highly competitive with respect to price and quality of the cards, as well as the accessibility of the cards for consumers and, as a result, there is a high failure rate in the industry. There are numerous well-established competitors, including large international card companies, regional and local card companies possessing substantially greater financial, marketing, personnel and other resources than our company. There can be no assurance that we will be able to respond to all of the competitive factors affecting the card industry and successfully develop a greeting card line that will be well received and profitable. The greeting card industry is generally affected by changes in consumer preferences and national, regional and local economic conditions, as well as demographic trends. If we are unable to successfully produce and market our greeting card line and generate revenues, you could lose any investment you make in our securities.

6. Because we do not currently have any patent or trademark protection for our greeting card line, there is no guarantee that someone else will not duplicate our ideas and bring them to market before we do or make a better product, either of which could severely limit our proposed sales and revenues.
--------------------------------------------------------------------------
We believe our greeting card line will be unique; however, we currently have no patents or trademarks for our designs or brand name. As business is established and operations expand, we may seek such protection; however, we currently have no plans to do so. Despite efforts to protect our proprietary rights, such as our designs and brand name, since we have no patent or trademark rights, unauthorized persons may attempt to copy aspects of our business, including our designs, greeting cards and other proprietary information. We currently keep all of our proprietary information in locked computer databases and file cabinets and plan to enter into non-disclosure agreements with any outside printing firms and/or other companies we may engage to develop our card collections. These simple procedures, however, are no assurance our proprietary information and/or brand name will not fall into the hands of a third party who may choose to copy or use similar techniques and/or our brand name. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations. We are unaware of any infringement upon our proprietary rights and/or brand name and have not been notified by any third party that we are infringing upon any proprietary rights.

 7. The offering price of the shares has been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.
-----------------------------------------------------------------------
We have arbitrarily determined the offering price of the shares. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

RISKS  ASSOCIATED  WITH  THIS  OFFERING:
=======================================
Buying low-priced penny stock is very risky and speculative.
-----------------------------------------------------------
The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

9. Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.
-------------------------------------------------------------------------
There is presently no demand for our common stock, as our securities are not listed for trading on any public market. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board following completion of this offering, we cannot guarantee that our application will be approved or that our securities will be listed and quoted on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

10. You will incur immediate and substantial dilution of the price you pay for your shares.
--------------------------------------------------------------------------
Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.025 you pay for them. Assuming we complete this offering and receive the net proceeds, the net tangible book value of your shares will be $.008 per share, substantially less than what you paid for them. Purchasers of shares in this offering will contribute 100% of the total amount needed to fund our company, but will only own 33% of the issued and outstanding shares and, as such, will only have 33% of the voting rights of our company. As a result, purchasers in this offering will have no voting control on matters affecting the company and/or its stockholders.

11. Our sole director has voting control of our common stock, which could result in shareholder decisions being made on matters you may not agree with or that may not necessarily be of benefit to you as a shareholder.
-------------------------------------------------------------------------
Because our sole officer and director controls a large percentage of our common stock, she has the power to control our management and its decisions. Our sole director owns a total of 2,000,000 shares, which will be approximately 67% of our issued and outstanding common stock after the offering. As such, in accordance with provisions in our articles of incorporation and bylaws, she will be able to control who is elected to our board of directors and thus could act, or could have the power to act, as our management. The interests of our officers and sole director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our officers and sole director exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers and directors. Also, these officers and directors will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including any possible change in business plans, merger of our company with or into another company, the sale of all or substantially all of our assets and/or amendments to our articles of incorporation, even though none of such events is planned or proposed.

 12.  Any future sale of stock held by our existing stockholder, who will hold 67% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.
-----------------------------------------------------------------------
A total of 2,000,000 shares were issued to Nicole Milkovich, our sole director and existing stockholder, on November 29, 2004, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Ms. Milkovich after the applicable restrictions expire on November 29, 2005 may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. However, Ms. Milkovich does not have any existing plans to sell her shares at any time after this offering is complete.

 13. We are a small, development stage start-up company with only one director on our Board, which could result in a lack of independence needed on certain issues and decisions which impacting our shareholders.
-----------------------------------------------------------------------
We are a small start-up company with only one director, Nicole Milkovich, who is also our President, CEO, Secretary, Treasurer, CFO and Principal Accounting Officer. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Ms. Milkovich will own 67% of our issued and outstanding Common Stock after completion of this offering, giving her control of any decisions regarding the company and/or our Common Stock. There can be no assurance that Ms. Milkovich will be completely independent in the decisions she makes as our sole director and/or principal stockholder, that will ensure protection of the rights of other stockholders who purchase shares in this offering.


                            USE OF PROCEEDS
                            ===============
We have estimated the net proceeds to us from this offering to be $19,000. We expect to disburse these proceeds in the priority set forth below, during the first 12 months after completion of this offering:

Total Proceeds                                    $  25,000
Less: Estimated Offering Expenses                     6,000
                                                  ---------
Net Proceeds to Us:                               $  19,000
                                                  ---------
Administrative and Office                             1,000
Supplies for initial inventory                        2,000
Equipment (1)                                         1,000
Accounting, auditing and Legal                        8,000
Advertising and Marketing                             5,000
Working Capital (2)                                   2,000
                                                  ---------
  Total Net Proceeds                              $  19,000
                                                  =========


(1) The equipment we will purchase will include a printer at an approximate cost of $300, a fax machine at an approximate cost of $300, a laminating machine at an approximate cost of $300 and a paper cutter at an approximate cost of $100.

(2) Our working capital will be used for unexpected expenses we may incur as we develop our initial card collection and implement our business plans. We currently have no specific plans for these funds.

                   DETERMINATION OF OFFERING PRICE
                   ===============================
The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.


              DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
             =============================================
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of January 31, 2005, the net tangible book value of our shares was $3,966, or approximately $.002 per share, based upon 2,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of the Shares and receipt of the net proceeds of $25,000, less offering expenses of $6,000, the net tangible book value of the 3,000,000 shares to be outstanding will be $22,966, or approximately $.008 per Share. The purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.025 per Share) of $.017 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.008 per share, 68% less than the $.025 price they paid for their shares.

After completion of the sale of the shares in this offering, the new shareholders will own approximately 33% of the total number of shares then outstanding, for which they will have made a cash investment of $25,000, or $.025 per Share.

The following table illustrates the per share dilution to new investors and does not give any effect to the results of any operations subsequent to January 31, 2005 or the date of this prospectus:

Public Offering Price per Share                     $   .025
Net Tangible Book Value prior to this Offering      $   .002
Net Tangible Book Value After Offering              $   .008
Immediate Dilution per Share to New Investors       $   .017 (68%)

                                   13


The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                                                       Total
               Price       Number of     Percent of    Consideration

               Per Share   Shares Held   Ownership     Paid
               ---------   -----------   ----------    -------------
Existing
Stockholders   $ .005       2,000,000       67%         $ 10,000

Investors in
This Offering  $ .025       1,000,000       33%         $ 25,000


                         PLAN OF DISTRIBUTION
                         --------------------
This is a self-underwritten offering, which means the shares will be sold by our officers and directors; no underwriters will be engaged to sell the shares. This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with any broker or dealer.

Nicole Milkovich, our President, Secretary, Chief Financial Officer and sole Director; and Carlos Bolbrugge, our Vice President of design, will offer the shares to friends, family members and business acquaintances.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

   a. None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

   b. None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

   c. None of our officers or directors are, or will be at the time of his participation in the offering, an associated person of a broker-dealer; and
                                     14


   d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs
      (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates will not purchase any shares in this offering.

Terms of the Offering
---------------------
The Shares will be sold at the fixed price of $.025 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Procedures for Subscribing
--------------------------
If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Milk Bottle Cards Inc.


                         LEGAL  PROCEEDINGS
                         ==================
We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     ============================================================
Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:


                                   15



Name and Address             Age             Position(s)
-----------------            ---             -----------
Nicole Milkovich              32             President, CEO, Secretary,
127 East 18th Ave.                           Treasurer, CFO, Principal
Vancouver, British Columbia                  Accounting Officer and
Canada, V5V 1E4                              Director

Carlos Bolbrugge              33             Vice President of Design
1553 Woods Drive
North Vancouver, BC
V7R 1A8


The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons. There are no relationships between our officers and directors.

Background Information about Our Officers and Directors
-------------------------------------------------------
Nicole Milkovich has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a Director since inception. Nicole graduated from Capilano College in North Vancouver, British Columbia with a Diploma in Studio Art in 1997. In 2000, she obtained her Bachelor of Fine Arts Degree in Visual Art from the Emily Carr Institute of Art and Design. Nicole has worked in the graphic design field since graduation. From November 2000 until the present, Nicole has been employed by Nick Milkovich Architects as a full-time graphic designer, while taking on various graphic design independent contracts outside of the office. In 2001, Nicole was hired by the Architectural Institute of British Columbia to design all print materials for their annual conference, she has held this contract for the past three years. In the past five years, Nicole has had numerous design contracts with companies such as: Eckford & Associates, Landscape Architects; Steelhead Society of British Columbia; MAL Design; Equilibrium Nutrition; Online Canadian Pharmacy; Dilemma Productions; Walk Music; Black Dog Productions; and most recently, the Pacific Salmon Foundation. Nicole Milkovich devotes approximately 20 hours per week to our business.

Carlos Bolbrugge has been our Vice-President of Design since inception. Carlos graduated from Capilano College in North Vancouver, British Columbia with a Diploma in Graphic Design and Illustration in 1995. From June 1998 until the present, Carlos has been employed in the film industry, as a full-time graphic designer, while taking on various graphic design independent contracts outside of the film industry. Over the past three years, Carlos has worked with Nicole Milkovich on several design projects for various clients such as: Eckford & Associates, Landscape Architects; Steelhead Society of British Columbia, Dilemma Productions, and Black Dog Productions. Carlos devotes approximately 10 hours per week to our business.
                                  16


                      EXECUTIVE COMPENSATION
                      ----------------------
Currently, neither of our officers and directors are being compensated for their services; however, they are reimbursed for any out-of-pocket expenses they incur on our behalf. In the future, if and when we become profitable from revenues generated, we may approve payment of salaries for our officers and directors, but currently, no such plans have been a approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees are party to any employment agreements.

------------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------
                               Annual Compensation     Long-Term Comp.

                                             Other    Awards    Payouts
Name and                                     Annual
Position(s)             Year   Salary  Bonus  Comp.
------------------------------------------------------------------------
Nicole Milkovich       2004    None   None   None      None      None
President, CEO,
Secretary, Treasurer,
Chief Financial Officer,
Principal Accounting
Officer and Director

Carlos Bolbrugge        2004    None   None   None      None      None
Vice President of Design
------------------------------------------------------------------------


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
   ==============================================================
The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address          No. of      No. of          Percentage
Beneficial                Shares      Shares         of Ownership
Owner                     Before      After        Before      After
                          Offering    Offering    Offering    Offering

-----------------------   --------    ---------------------------------

Nicole Milkovich       	  2,000,000    2,000,000     100%	   67%
127 East 18th Ave.
Vancouver, BC
Canada, V5V 1E4

Carlos Bolbrugge            None          None         0%           0%
1553 Woods Drive
North Vancouver, BC
Canada V7R 1A8
------------------------
All Officers and
Directors as a Group       2,000,000    2,000,000     100%      67%

                      DESCRIPTION OF SECURITIES
                      =========================
Common Stock
------------
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 67% of our outstanding shares and the purchasers in this offering will own 33%.

Cash Dividends
--------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.


                           INDEMNIFICATION
                           ===============
Pursuant to provisions set forth in our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged to be liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be bound and governed by the final adjudication of such issue.

                      DESCRIPTION OF OUR BUSINESS
                      ---------------------------
General Information
-------------------
Milk Bottle Cards Inc. is a development stage company that was incorporated in the State of Nevada on November 19, 2004. We maintain our business office at 127 East 18th Ave., Vancouver, British Columbia, V5V 1E4 Canada, in the home of Nicole Milkovich, our President, which we use on a rent-free basis.

We intend to develop a collection of greeting cards for retail and wholesale distribution. We intend to use the net proceeds from this offering to develop our business operations.

Background of the Industry of Greeting Cards
--------------------------------------------
The custom of sending greeting cards can be traced back to the ancient Chinese, who exchanged messages of good will to celebrate the New Year, and to the early Egyptians, who conveyed their greetings on papyrus scrolls. Handmade paper greeting cards were being exchanged in Europe sometime in the 13th Century. The Germans are known to have printed New Year's greetings from woodcuts as early as 1400, and handmade paper Valentines were being exchanged in various parts of Europe in the early to mid-1400s. By the 1850s, the greeting card had been transformed from a relatively expensive, handmade and hand-delivered gift to a popular and affordable means of personal communication, due largely to advances in printing and mechanization, as well as the introduction of the postage stamp.

Louis Prang, a German immigrant who started a small lithographic business near Boston in 1856, is generally credited with the start of the greeting card industry in America. In 1875, he introduced the first complete line of Christmas cards to the American public but by the 1890s, cheap imitative import cards entered the American market, eventually forcing Prang to abandon his greeting card publishing business.


In the early 1900s, the domestic business climate for greeting cards increased and a number of today's leading publishers were founded. Following World War I, new publishers continued to enter the field and increased competition produced important innovations in printing processes, art techniques and decorative treatments for greeting cards. During World War II, the greeting card industry flourished during the war effort, helping the government sell war bonds and providing cards for the soldiers overseas.

Since the 1980s, alternative cards - cards not made for a particular holiday or event - gained in popularity. Explosive growth in electronic technology, and the adoption of the Internet, gave birth to the electronic greeting card or "E-card" in the late 1990s. The development of this entirely new medium for card-sending served to further expand the industry, producing new E-card publishers as well as E-greeting card offerings by traditional greeting card publishers.

Our Proposed Business
---------------------
We intend to operate our business in a two-pronged manner. We plan to produce quality handmade greeting cards and then sell those products through a variety of distribution channels, both wholesale and retail.

We intend to retail our greeting card line through an online store which will be established on our website at www.milkbottlecards.com, at craft shows and at home parties. We will also wholesale our greeting cards to small gift and card stores and flower stores, either by selling direct or by consigning cards to them. We launched a preliminary website on May 15, 2005 and are currently designing the pages for future publication; however, we will not be able to complete and publish our website until we have raised the proceeds in this offering and have completed our initial inventory to sell.

Initial Greeting Card Line
--------------------------
Our initial greeting card collection will fall into two categories: (1) everyday greeting cards, including Birthday, Anniversary and Get Well; and
(2) seasonal cards, including Christmas, Valentine's Day, Mother's Day and Father's Day. In addition, we will produce hand painted blank greeting cards so the purchaser will be able to customize the card to any occasion.

 We believe that our printed greeting cards will be unique and appealing to the public, because we will be using different types of paper stock in the manufacturing of the cards than are currently seen in the marketplace. In addition, we will be cutting and pasting together the different types of paper stock, as well as using other design features: bows, ribbons, buttons and other decorative trinkets that we feel will give the cards an appealing and unique appearance. Each of our hand painted cards will be individually painted and will all be unique with the use of different paper stock, color and tonal selection, as well as design.

We intend to manufacture our cards in two ways -- Printed and Hand Painted. The printed cards will be printed in our office using an ink-jet printer and sprayed with a sealer to protect the surface. The hand painted cards will be painted on high-quality watercolor paper. We estimate the approximate cost of producing an average card will be $1.00 to $1.40, depending on which technique is used. This cost is expected to drop once we start to purchase supplies in larger quantities. We currently intend to sell our cards to retailers for $2.50 to $3.50, resulting in a retail price to the end consumer of $4.95 to $6.95 each, which is competitively priced within the industry. We will maintain this retail price range of $4.95 to $6.95 per card when selling direct to the consumer through our website, craft shows and through home parties. The cards will be stamped on the back with our company logo and website address to ensure a unique feel of the product and a brand awareness, which we hope will eventually lead customers to our website for repeat sales. The cards will be individually wrapped in cellophane sleeves with coordinating envelopes.

Printed Cards will be limited edition printed greeting cards. The technique for these cards will be for the design to be collaged, scanned and then printed in small batches for a series of cards based on the trends of the seasons; utilizing different colors, patterns, textures and themes.

Hand Painted Cards will be one-of-a-kind designed cards painted on high quality watercolor paper, with matching envelopes. We will continue to experiment with different card-making techniques and materials, varying the themes, patterns and colors that we feel the public will want to purchase. As new designs are developed, new cards will be added to our collection, while poor selling cards will be eliminated.

Market Analysis
---------------
Initially, we will endeavor to sell our greeting cards regionally throughout the Vancouver area of British Columbia, Canada. We will attempt to wholesale and/or consign our line to gift stores, card stores and flower stores, seeking to ultimately have 3 gift stores, 6 card stores and 3 flower stores carrying and displaying our card collection. To date, we have not contacted any stores, as we do not yet have samples available for use as marketing tools. As a result, no stores have
committed to selling our cards.   We will attempt to identify distinct
establishments for each type that cater to higher income individuals who are interested in buying greeting cards that are hand made, unique in design and that are not mass produced. In addition to extensively marketing and establishing a presence in the Vancouver area, we also intend to sell our greeting cards over the Internet, thereby increasing the possibility of expanding our geographic markets throughout North America.

As we establish our operations and expand our inventory of initial cards, we intend to expand our geographic coverage for our wholesale business, a well. We may also be able to expand our geographic coverage for certain aspects of our retail sales beyond Internet exposure and sales, such as through gift and home living shows in other regions.

 According to statistics disclosed by the Greeting Card Association (www.greetingcard.org), U.S. consumers purchase approximately 7 billion greeting cards each year, generating nearly $7.5 billion in retail sales. More than 90 percent of all U.S. households buy greeting cards, with the average household purchasing 30 individual cards in a year. The average person receives more than 20 cards per year, about one-third of which are birthday cards. The most popular Everyday cards are Birthday (60%), Anniversary (8%), Get Well (7%), Friendship (6%), and Sympathy cards (6%). The most popular Seasonal cards are Christmas (60%), Valentine's Day (25%), Mother's Day (4%), Easter (3%), and Father's Day (3%) cards. Even though such statistical data is unavailable in Canada, we feel the market will be similar to the U.S.

Competition
-----------
Competition for our greeting card collection comes from two distinct groups of producers of greeting cards. The first group are the large multinational corporations who have traditionally mass produced greeting cards for the consumer market and are the leaders in the industry. The second group contains smaller companies focusing on different niche segments within the greeting card market, as well as individuals or small organizations producing small volumes of hand made greeting cards.

Our major competitors will be the large multinational greeting card companies, which include Hallmark Cards Inc., American Greetings Corporation, Taylor Corporation, 123greetings.com Inc. and CSS Industries, Inc. These companies tend to mass produce greeting cards for the consumer market and have been quite successful in doing so. In addition to traditional paper based greeting cards, many of these companies have developed divisions that provide online greeting cards, wedding invitations, birth announcements, etc., as well as different seasonal offerings that might include gift wrap, ribbons and bows. These companies have extensive resources for development, manufacturing, marketing, distribution and sales of their greeting card collections and associated product offerings. While these multinationals mass produce and distribute their cards throughout North America, we believe that there is still room in the industry to target market those consumers who do not want mass produced greeting cards, but would rather have a more unique and hand made greeting card.

There are also a large number of individuals and small organizations producing small volumes of hand made greeting cards for distribution and sale to specialty shops, including card and gift shops, flower shops as well as through the Internet. There are no significant barriers to entry into the greeting card industry, virtually any motivated individual could commence a business and start designing, manufacturing and selling greeting cards immediately. We feel that we can successfully compete in this small, handmade segment of the industry quite effectively with our unique, handmade card designs and verses.

We believe that the key factors for our success will be to design a unique and appealing collection of greeting cards, utilize quality paper and competitive pricing. We also intend to focus on selling our greeting cards to markets we will target that specialize in carrying handmade and specialty greeting cards. Establishing the "Milk Bottle Cards" brand name will be essential to the success of our company. We will need to continually reinforce to the consumer that our greeting cards are unique, high quality, of good value and are readily available for purchase. We believe that consumers will develop into repeat customers if we can continue to deliver on these key factors. By aggressively focusing on several different sales channels, we feel that we will be able to build up our brand name, which will assist us in competing in the very competitive greeting card industry.

Sales and Distribution Methods
------------------------------
We plan to market our products both to wholesale and retail distributors in a number of different ways. We initially intend to target and wholesale, or consign, if necessary to familiarize customers with our brand name, to small gift shops, card stores and flower stores. We also plan to retail our products through parties hosted by individuals, at gift and home living shows, and via an online Internet store on our website at www.milkbottlecards.com. We have reserved the domain name and have engaged the services of a website developer to design and host our website.

Using direct marketing and sales, we will sell our product to small gift shops, card stores and flower stores. As the market for greeting cards is quite competitive, we feel that we may initially have to offer consignment terms to potential customers. Once we start to establish our brand name, however, and begin generating revenues, we will be in a stronger position and will no longer need to offer consignment terms for our cards.

As funds become available, we also plan to generate direct sales at parties hosted by individuals who will receive a 20% commission on all products sold at the party. The host of the party will invite individuals by word of mouth or through invitations, such as has historically been done with Tupperware and MaryKay Cosmetics, as well as many other companies. This method tends to keep costs associated with this form of sale to a minimum. When funds are available and we are ready to expand into this form of marketing and sales, we intend to place ads in local newspapers and handouts.

As funds allow, we also plan to attend local gift and home living shows where it we will display and sell our products. This method will also keep sales costs fairly low; however, as there are not that many such shows, the amount of sales from this method is not expected to be significant.

We are currently in the process of building our website to host an online store at www.milkbottlecards.com, where our greeting card collection can be viewed, purchased and shipped. Due to the high cost of shipping, we plan to initially only make our products available within North America and there will be a minimum order size of twelve cards. We are currently developing a user friendly interactive web site where consumers can view the greeting cards, order the cards and provide shipping information. As Internet usage continues to grow and online purchases become much more commonplace, it is expected that we will incorporate online credit card purchases and Internet sales will become an inexpensive and effective way for us to sell our greeting cards.

We intend to use our website as not only an online store, but a marketing tool as well. The website will contain pictures and information about all of our greeting cards. We will attempt to strategically place the website on many different and popular search engines. We will attempt to drive traffic to our website using direct email marketing campaigns, starting with friends, family and business associates. Our greeting cards will be wrapped in clear plastic covers and stickers with Milk Bottle Cards used to seal them. This will continue to reinforce the Milk Bottle Cards brand name and be consistent with the website.

Suppliers and Raw Materials
---------------------------
We currently purchase our supplies from two primary sources: Printing Ink, of Vancouver, British Columbia, and Opus Framing of Vancouver, British Columbia. We do not have any written contracts with these suppliers yet and are on a cash purchase basis at this time. Once our business is established and our inventory increases, we intend to shop for better prices based on larger lot purchases of paper and inks used in our card making process. All of the materials and supplies used in our card making process are readily available from many different suppliers and, if and when necessary, we will be able to substitute our current suppliers if certain supplies we need are unavailable or if we are able to obtain better quality and better prices for the supplies we use.

Equipment
---------
Ms. Nicole Milkovich, an officer and director, currently provides the usage of computer and technical equipment for the development and manufacturing of the greeting card collection, on a rent-free basis. This equipment consists of an Apple Macintosh PowerBook G4 computer, an Epson Ink Jet printer and an Agfa scanner. We anticipate that this equipment will be sufficient to develop our business operations into the foreseeable future; however, if there is high initial demand for our greeting cards, we will require an additional printer. We estimate that we can purchase an additional printer for approximately $300, as well as a fax machine for approximately $300, a laminating machine for approximately $300 and a paper cutter for approximately $100 from the proceeds upon completion of this offering. We are responsible for purchasing all the assorted inks, paper and supplies associated with the development of the greeting cards and reimburse Mr. Milkovich for such costs and expenses incurred on our behalf.

Patents and Trademarks
----------------------
We do not currently have any patent or trademark protection. If we determine it is feasible to file for such trademark protection, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance.

Government and Industry Regulation
----------------------------------
Regulation of Internet - Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

* user privacy
* freedom of expression
* pricing
* content and quality of products and services
* taxation
* advertising
* intellectual property rights
* information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

We will abide by all copyright laws and will ensure that any copyrighted information that is provided on our website or included in any or our greeting card offerings has received approval from the source of the copyright information. When using the information provided or refurbished from other sources and to protect us from any potential intellectual property claims, we will endeavor to obtain all necessary consents prior to the use of the sources and will reference the sources to give full credit where it is due.

Employees and Employment Agreements
-----------------------------------
At present, we have no employees, other than, Nicole Milkovich and Carlos Bolbrugge, our officers and directors, who will not be compensated for their services until such time as we become profitable. At such time, our Board of Directors will determine the amount of compensation that will be paid to our officers and directors, if any. Ms. Milkovich devotes approximately 20 hours per week of her time to our operations and Mr. Bolbruggee devotes approximately 10 hours per week. Nicole's duties will be to handle our day-to-day operations and Carlos assists Nicole on an as-needed basis. Ms. Milkovich and Mr. Bolbrugge do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
        =========================================================
We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations. Since inception, we have incurred net losses of $6,034.

The following table provides selected financial data about our company for the period from November 19, 2004, the date of incorporation, through January 31, 2005. For detailed financial information, see the audited Financial Statements included in this prospectus.

                 Balance Sheet Data:.       1/31/05
                 ------------------         -------
                 Cash                  $     9,841
                 Total assets          $     9,841
                 Total liabilities     $     5,875
                 Stockholders' equity  $     3,966


Our estimated expenses for the next twelve months of operations are as outlined below:

Administrative and Office                             1,000
Supplies for initial inventory                        2,000
Equipment                                             1,000
Accounting and Legal                                  8,000
Advertising and Marketing                             5,000
Working Capital                                       2,000

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

Plan of Operation
-----------------
 Upon completion of this offering and receipt of the proceeds in the amount of $19,000, in addition to the $9,000 we currently have in the bank, we feel that we will be able to complete and sustain our proposed business operations for at least the next 12 months without having to seek additional capital through equity financing or bank loans.

Proposed Milestones to Implement Business Operations:
----------------------------------------------------
In order to become fully operational and profitable, we will need to achieve each of the milestones outlined below:

- Develop and launch our website at www.milkbottlecards.com. We have verbally engaged Gary Baerg at Nucleus Networks (1932 West First Ave, Vancouver, BC) to design, develop and launch our website for $250. In addition, Mr. Baerg has been engaged to host the website until December 31, 2005 for $50. There are no written agreements between us and Mr. Baerg. Nicole and Carlos will work with Mr. Baerg in the artistic layout and functionality of the website. The initial website was launched on May 15, 2005.

- Develop marketing materials. All marketing materials will be developed in-house by our officers and directors at no cost to us, other than minimal expense costs of development. The initial marketing materials will be based on the same design concepts used in the website and will consist of logo, letterhead, small point of purchase display materials and corporate stickers used to seal the plastic covers/sleeves used to protect the cards. We are currently developing our initial marketing materials and expect to have them completed June 30, 2005.

- Develop the initial card collection. This initial greeting card collection will consist of both printed and hand painted cards. We plan on initially developing printed cards: Birthday, Anniversary and Get Well cards. In addition, and given the time of the year, we will develop Father's and Mother's day cards. We will also develop some hand painted cards, reflecting spring and summer colors. The design for the initial collection of cards will be completed by late June to mid-July 2005; is expected to be completed by May 15, 2005; however, until we close this offering and receive the funds, we are unable to complete our card collection. As a result, we cannot currently predict when our initial card collection will be available for sale, other than to estimate it will be sometime in the Fall of 2005.

- Increase our card collection inventory. We will incur expenses associated with the purchase of supplies to expand our card collection. We anticipate we will require a minimal level of supplies including paper, ink, paint, glue, cellophane and stickers to produce our initial collection of cards and to provide a modest level of inventory of finished cards that will be ready for immediate resale. We estimate that we will require approximately 500 finished cards (printed and hand painted) in inventory to begin our initial marketing campaign. We estimate that this initial level of inventory of supplies and finished cards will cost approximately $1,000 and will be completed within 90 days of the closing of this offering and receipt of the proceeds, which we currently estimate will be in the Fall of 2005.

- Implement direct sales campaign. As soon an our initial card collection inventory is ready, we intend to implement our direct sales campaign by contacting small gift shops, card stores and flower stores in and around the Vancouver, British Columbia region. We are currently gathering information on potential clients and plan to commence this direct marketing campaign after this offering is closed and we receive the funds we need to conduct our marketing activities. We currently estimate we will implement our direct sales campaign in late Summer 2005. The estimated cost to complete this phase is approximately $500.

- Commence hosting home party sales. Our President anticipates hosting a "Spring into Summer" home party, where she will invite her family, friends and business associates to view and purchase the initial collection of cards, in an effort to introduce them to Milk Bottle Cards and provide them with the opportunity to book and host their own parties. We anticipate hosting our "Spring into Summer" home party sometime in
 April/May 2006 once we have closed the offering and received the proceeds to produce our initial card collection. It is anticipated that the cost will be approximately $100.

- Attend gift and home living trade shows. We plan on attending local gift and home living trade shows, as and when financial resources are available. As funds are available, we also plan on attending similar trade show in other regions of Canada and the United States. Until such financial resources area available, we will continue to gather information on these other trade shows and identify and prioritize the different shows that we would like to attend when the resources are available. We will start to gather this information in the Fall of 2005 after we have closed the offering and received the proceeds and continue on an ongoing basis to source more current information on other trade shows, as and when it becomes available.

- Continue to expand our greeting card collection and improve our website. We will continue to expand our greeting card collection and as the collection become more extensive, we will also expand our website to accommodate this expected growth. While our initial website was launched on May 15, 2005, we will continue to develop the website to make it more user friendly and to display our greeting card collection as our designs are completed and when our cards are available for sale.
 This expansion of the greeting card collection and enhancement to the website will commence when financial resources are available and will continue through the normal development of our ongoing business operations as and when we generate revenues from operations.


                       DESCRIPTION OF PROPERTY
                       =======================
We do not currently own any property. We operate our business from the home of our President, Nicole Milkovich, on a rent-free basis. It is anticipated this arrangement will remain until we begin generating revenues and our operations expand, at which time we will seek to lease shared office facilities at competitive market rates, on a month-to-month basis. It is our opinion that our current office space will meet our needs for the foreseeable future.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ==============================================
We operate our business from the home of our President, Nicole Milkovich, and currently use her computer equipment to produce our greeting cards, on a rent-free basis.

 On November 29, 2004, we issued 2,000,000 shares of our restricted common stock to Nicole Milkovich, our President, CEO, Secretary,
Treasurer, Chief Financial Officer and sole director, as founders' shares, in exchange for $10,000, or $.005 per share.


        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
        ========================================================
No public market currently exists for shares of our common stock.
Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board; however, there is no assurance that we will be successful in doing so.

Penny Stock Rules
-----------------
The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- - contains a toll-free telephone number for inquiries on disciplinary actions;

- - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

   -     the bid and offer quotations for the penny stock;

   - the compensation of the broker-dealer and its salesperson in the transaction;

   - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
   - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M
------------
Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress.
A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the Shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent
--------------------
The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.

                       EXPERTS AND LEGAL COUNSEL
                       =========================
Our financial statement for the period from November 19, 2004 (inception) to January 31, 2005, included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, #1300 - 1140 West Pender Street, Vancouver, B.C. Canada V6E 4G1. We include the financial statements in reliance on the report of Dale Matheson Carr-Hilton LaBonte, given upon their authority as experts in accounting and auditing.

The law offices of Lewis Kessler Kelsch, of Sacramento, California has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.


                         AVAILABLE  INFORMATION
                         ======================
We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.


                           FINANCIAL  STATEMENTS
                           =====================
Our fiscal year end is January 31. We intend to provide audited financial statements to our stockholders on an annual basis, as reported on by an Independent Registered Public Accounting firm, in our annual reports. Our audited financial statement for the period from November 19, 2004 (inception) to January 31, 2005, immediately follow.

                              MILK BOTTLE CARDS INC.

                         (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS

                                JANUARY 31, 2005




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS








                                    31

DALE MATHESON                           Partnership Of:
CARR-HILTON LABONTE     Robert J. Burkart, Inc.   James F. Carr-Hilton, Ltd.
---------------------   Alvin F. Dale, Ltd.       Peter J. Donaldson, Inc.
CHARTERED ACCOUNTANTS   Wilfred A. Jacobson, Inc. Reginald J. LaBonte, Ltd.
                        Robert J. Matheson, Inc.  Fraser G. Ross,Ltd.
                        Brian A. Shaw, Inc.       Anthony L. Soda, Inc.


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Milk Bottle Cards Inc.

We have audited the balance sheet of Milk Bottle Cards Inc. (a development stage enterprise) as at January 31, 2005 and the statements of operations, stockholders' equity and cash flows for the period from November 19, 2004 (inception) to January 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2005 and the results of its operations and cash flows and the changes in stockholders' equity for the period from November 19, 2004 (inception) to January 31, 2005 in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent on raising additional capital to fund future operations and anticipates ongoing losses from its planned business operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Dale Matheson Carr-Hilton LaBonte"
Dale Matheson Carr-Hilton LaBonte
CHARTERED ACCOUNTANTS
Vancouver, B.C.
February 28, 2005
                                       32

                           Milk Bottle Cards Inc.
                      (A Development Stage Enterprise)
                               Balance Sheet
                             January 31, 2005

A S S E T S
-----------
Current Assets
--------------
Cash                                                    $    9,841
                                                        ----------
  Total  Assets                                         $    9,841
                                                        ==========
L I A B I L I T I E S
---------------------
Current Liabilities
-------------------
Accounts Payable                                        $    5,875
                                                        ----------
  Total Current Liabilities                                  5,875
                                                        ----------

S T O C K H O L D E R S '    E Q U I T Y
----------------------------------------
Common Stock
  100,000,000 authorized common shares,
  par value $0.001
  2,000,000 common shares issued and outstanding            2,000
Additional Paid-in-Capital                                  8,000
Deficit accumulated during development stage               (6,034)
                                                       ----------
Total Stockholders' Equity                                  3,966
                                                       ----------
Total Liabilities and Stockholders' Equity             $    9,841


Going Concern Contingency (Note 1)

  The accompanying notes are an integral part of these financial statements.

                                     33

                           Milk Bottle Cards Inc.
                      (A Development Stage Enterprise)
                          Statement of Operations

                                                   November 19, 2004
                                                    (inception) to
                                                   January 31, 2005
                                                   -----------------
Revenues:
--------
Revenues                                             $          -
                                                     -------------

Expenses:
--------
General and Administrative Expenses                         6,034
                                                     -------------
Total Expenses                                              6,034
                                                     -------------

Net Income (Loss) for the period                     $     (6,034)
                                                     =============

Basic and Diluted Loss Per Common Share                     (0.00)
                                                     =============

Weighted Average number of Common
Shares Outstanding                                      1,729,730
                                                     =============


  The accompanying notes are an integral part of these financial statements.


                                    34


                        Milk Bottle Cards Inc.
                   (A Development Stage Enterprise)
                  Statement of Stockholders' Equity
   For the period from November 19, 2004 (inception) to January 31, 2005

                                                     Accumulated
                                                    Deficit During
                                  $0.001    Paid-In  Development   Stockholders'
                         Shares   Par Value Capital   Period          Equity
                         --------- -------- -------- ------------- ------------
Balance, November 19,
2004                           - $      - $      -  $        - $         -

Shares issued for
cash at $0.005 per
share-November 29,
2004                     2,000,000    2,000    8,000           -      10,000


Net income (loss)
for the period from
November 19, 2004
(inception) to
January 31, 2005                                         (6,034)    (6,034)
                       ----------- -------- --------  ---------- -----------
Balance,
January 31, 2005        2,000,000    2,000    8,000      (6,034)     3,966
                       =========== ======== ========  ========== ===========











    The accompanying notes are an integral part of these financial statements.








                                          35


                              Milk Bottle Cards Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                                   November 19, 2004
                                                    (inception) to
                                                   January 31, 2005
                                                   -----------------

Cash Flows from Operating Activities:
------------------------------------
Net Loss for the period                              $    (6,034)
  Change in non-cash working capital items:
    Accounts Payable                                       5,875
                                                     -----------
Net Cash Used in Operating Activities                       (159)
                                                     -----------

Cash Flows from Financing Activities:
------------------------------------
Common Stock issued for cash                              10,000
                                                     -----------
Net Cash Provided by Financing Activities                 10,000
                                                     -----------

Net Increase in Cash                                       9,841

Cash, Beginning of Period                                      -
                                                     -----------
Cash, End of Period                                  $     9,841
                                                     ===========

Supplemental Disclosures:
------------------------
Interest paid                                        $         -
                                                     ===========

Taxes paid                                           $         -
                                                     ===========

The accompanying notes are an integral part of these financial statements.


                                  36

                       Milk Bottle Cards Inc.
                (A Development Stage Enterprise)
                         January 31, 2005
                 Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------
Organization
------------
Milk Bottle Cards Inc. (the "Company") was incorporated under the laws of the State of Nevada on November 19, 2004 for the purpose of producing, distributing and marketing a collection of greeting cards.

The Company has a total of 100,000,000 authorized common shares with a par value of $0.001 per share and 2,000,000 common shares issued and outstanding as of January 31, 2005.

The Company has been in the initial organization stage since inception and has no business assets nor current operating revenues. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern.

The Company is planning to file a form SB-2 Registration Statement in connection with a planned prospectus offering of up to 1,000,000 shares of the Company's common stock at a price of $0.025 per share for gross proceeds of $25,000.

The Company expects to satisfy its cash requirements for the next twelve months with the current cash in the bank, proceeds from the planned offering and advances from the Company's sole director if required.

Basis of presentation
---------------------
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

The Company's year end is January 31, 2005 with its initial period being from November 19, 2004 to January 31, 2005.

Development Stage Enterprise
----------------------------
The Company is a development stage enterprise, as defined in Financial Accounting Standards Board Statement ("SFAS") No. 7. The Company is devoting all of its present efforts to securing and establishing a new business. Its planned principal operations have not commenced and accordingly, no revenue has been derived during the organizational period.

                       Milk Bottle Cards Inc.
                (A Development Stage Enterprise)
                         January 31, 2005
                 Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't)
------------------------------------------------------------
Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------
In accordance with the requirements of SFAS No. 107, management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term ma turity of the instruments.

 Foreign Currency Translation
--------------------------------
The Company's functional currency and reporting currency is the U.S. dollar. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their U. S. dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations. To date the Company has not reported any translation adjustments or transaction gains or losses.

Federal Income Tax
------------------
The Company has adopted the provisions of SFAS No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

                     Milk Bottle Cards Inc.
                (A Development Stage Enterprise)
                         January 31, 2005
                 Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't)
------------------------------------------------------------
Earnings (loss) per Common Share
--------------------------------
The Company has adopted SFAS No. 128, "Earnings Per Share," which simplifies the computation of earnings per share.

Basic earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities outstanding during the period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

Diluted loss per share is equal to basic loss per share as there are no dilutive securities outstanding.

Stock-Based Compensation
------------------------
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Comprehensive Income
--------------------
SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Recent accounting pronouncements
--------------------------------
In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

                       Milk Bottle Cards Inc.
                (A Development Stage Enterprise)
                         January 31, 2005
                 Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't)
------------------------------------------------------------
Recent accounting pronouncements (con't)
---------------------------------------
In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

Note 2  -  Common Stock
-----------------------
The Company's authorized capitalization is 100,000,000 common shares with a par value of $0.001 per share.

To date, the Company has not granted any stock options and has not recorded any stock-based compensation.

A total of 2,000,000 shares of the Company's common stock were issued to the founding and sole director of the Company pursuant to a stock subscription agreement at $0.005 per share for total proceeds of $10,000.

Note 3  -  Related Parties
--------------------------
The Company currently has no significant related party transactions with any related individuals or entities.

The Company currently uses office space provided by the director of the Company on a rent-free basis not subject to any formal rental or lease agreement. The Company has determined that the fair value of the office space provided is not significant and accordingly no related rent expense has been recorded in these financial statements.

Note 4 - Income Taxes
---------------------
The Company has net operating loss carry-forwards of approximately $6,000 which may be available to offset future taxable income. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.

Note 5  -  Subsequent Events
----------------------------
The Company is currently planning to file a form SB-2 Registration Statement under the Securities Act of 1933 with the U.S. Securities and Exchange Commission to raise up to $25,000 by way of a prospectus offering of 1,000,000 shares of the Company's common stock at a price of $0.025 per share.

          PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
          ------------------------------------------------

Item 24.   Indemnification of directors and officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

          Legal and Professional fees  $  3,500
          Accounting                      1,900
          Transfer Agent fees               500
          Printing of Prospectus            100
                                     ----------
          TOTAL                        $  6,000

To date, we have incurred an accounts payable to our accountant for fees charged to prepare our initial audit. We don't intend to incur any other expenses unless and until we complete this offering and fully commence our business plans.

Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 29, 2004, 2,000,000 shares of common stock were issued to Nicole Milkovich, our President, Secretary, Chief Financial Officer and sole director of Milk Bottle Cards, Inc., as founders' shares, in exchange for $10,000, or $.005 per share, in. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to officers and directors of the company, bear a restrictive legend and were issued to non-US residents.

Item 27.   Exhibits.

Exhibit Index:
-------------
The following exhibits marked with an asterisk and required to be included herein can be found in their entirety in our original Form SB-2 registration statement filing on the SEC website at www.sec.gov, under our SEC File Number 333-124304:

          Exhibit
          Number         Description
          ----------------------------------------------
    *       3.1          Articles of Incorporation
    *       3.2          Bylaws
            5.1          Opinion re: Legality
           23.1          Consent of Independent Auditors
           23.2          Consent of Counsel (See Exhibit 5.1)
           99            Form of Subscription Agreement

Item 28.   Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.
                                 45

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

        (d) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

        (e) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

       (f)  The undersigned Registrant hereby undertakes that:

(1)	For determining any liability under the Securities Act,
	it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)	For determining any liability under the Securities Act,
      treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                  46


                             SIGNATURES
                             ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada.




June 6, 2005                   Milk Bottle Cards, Inc., Registrant

                               /s/ Nicole Milkovich
                               -----------------------------------
                               By: Nicole Milkovich, President,
                                   CEO, Secretary, Treasurer, CFO,
                                   Principal Accounting Officer and
                                   Sole Director





























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